                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders of Aqua America, Inc., which is incorporated by reference in the Aqua America, Inc. Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
June 23, 2004